Exhibit 10.2

FORM OF 2026 LONG-TERM INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT FOR NON-EMPLOYEE DIRECTORS

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
LAUREATE EDUCATION, INC.
2026 LONG-TERM INCENTIVE PLAN
Laureate Education, Inc., a Delaware corporation (the “Company”), pursuant to its 2026 Long-Term Incentive Plan (as amended and/or restated from time to time, the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:
Date of Grant:
Number of Restricted Stock Units:
Vesting Schedule:
The Restricted Stock Units are vested or nonvested and forfeitable as of the Date of Grant as specified below. Provided that the Participant continues to serve as a director on the Board (a “Director”) at the time of the applicable vesting date (each, a “Vesting Date”), the Restricted Stock Units shall become vested pursuant to the following schedule:

Vesting Date	Number of Restricted Stock Units that become vested:
Date of Grant
[DATE]
[DATE]
[DATE]

Termination Provisions:
If the Participant’s service as a Director is terminated due to the Participant’s death or Disability, the Participant will vest on the termination date in the number of Restricted Stock Units that would have vested had the Participant remained a Director until the next scheduled Vesting Date.
If the Participant’s service as a Director is terminated by the Company or its then-Affiliates in connection with a Change in Control, then all then-outstanding Restricted Stock Units (or substitute equity or consideration of purchaser or its Affiliates, as applicable) shall vest upon the Participant’s Termination.
Settlement:
Any Restricted Stock Units that become vested pursuant to the Vesting Schedule set forth above shall be settled in accordance with Section 3 of the Restricted Stock Unit Agreement.

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.
LAUREATE EDUCATION, INC.        PARTICIPANT1

________________________________        ________________________________
By:
Title:
1     To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
LAUREATE EDUCATION, INC.
2026 LONG-TERM INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Laureate Education, Inc. 2026 Long-Term Incentive Plan (as amended and/or restated from time to time, the “Plan”), Laureate Education, Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing the right to receive one share of Common Stock upon the vesting of such Restricted Stock Unit). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2.Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Grant Notice. With respect to any Restricted Stock Unit, the period of time that such Restricted Stock Unit remains subject to vesting shall be its Restricted Period.
3.Settlement of Restricted Stock Units. Subject to the proviso to Section 9(d)(ii) of the Plan, within 45 days following the date on which the Restricted Period lapses with respect to a Restricted Stock Unit, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit.
4.Treatment of Restricted Stock Units Upon Termination. Unless otherwise determined by the Committee, in the event of the Participant’s Termination for any reason:
(a)all vesting with respect to the Restricted Stock Units shall cease (after taking into account vesting of Restricted Stock Units as set forth in the Grant Notice); and
(b)the unvested Restricted Stock Units shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
5.Company; Participant.
(a)The term “Company” as used in this Restricted Stock Unit Agreement with reference to services shall include the Board, the Company and its Subsidiaries.
(b)Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
6.Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
7.Rights as Stockholder. The Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a

Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.Dividend Equivalents. The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock), which shall accrue in cash without interest and shall be delivered in cash. Accumulated dividend equivalents shall be payable at such time as the underlying Restricted Stock Units to which such dividend equivalents relate are settled in accordance with Section 3 above. For the avoidance of doubt, dividend equivalents accrued in respect of Restricted Stock Units shall only be paid to the extent the underlying Restricted Stock Unit vests and is settled. To the extent that any Restricted Stock Units are forfeited and not vested and settled, the Participant shall have no right to such dividend equivalent payments.
9.Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant acknowledges and agrees that to the extent consistent with applicable law and the Participant’s status as an independent consultant for U.S. federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any state or federal laws, and the Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the grant of Restricted Stock Units.
10.Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11.No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee, director or service provider to the Company.
12.Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
14.Clawback/Forfeiture. Any incentive compensation paid to the Participant in respect of the Restricted Stock Units is subject to recoupment under any clawback policy in effect (including the Laureate Education, Inc. Incentive Compensation Clawback Policy), whether pursuant to applicable exchange listing rules or otherwise.
15.Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
16.Section 409A of the Code. To the extent that the Participant is subject to U.S. taxation, this Restricted Stock Unit Agreement is intended to comply with or be exempt from the provisions of Section 409A of the Code and the regulations promulgated thereunder, and shall be interpreted consistent with such intent. Without limiting the foregoing, the Committee will have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the shares of Common Stock contemplated hereunder. Notwithstanding any other provision of this Agreement to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, and is subject to U.S. federal income tax, no payments in respect of any Restricted Stock Unit that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) will be made to the Participant prior to the date that is six months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A of the Code that may be imposed on or in respect of the Participant in connection with this Restricted Stock Unit Agreement, and the Company will not be liable to any Participant for any payment made under the Plan or this Restricted Stock Unit Agreement that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this Restricted Stock Unit Agreement as an amount includible in gross income under Section 409A of the Code.
17.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement, the Plan shall govern and control.
18.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any shares of Common Stock acquired under the Plan, to the extent that the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Headings. The titles and headings of the sections in the Grant Notice and this Restricted Stock Unit Agreement are for convenience of reference only, and in the event of any conflict, the text of the Grant Notice or this Restricted Stock Unit Agreement, as applicable, rather than such titles or headings, shall control.
21.Entire Agreement. This Restricted Stock Unit Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.